PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2003 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS
AWARD AGREEMENT

ISSUED PURSUANT TO THE
2006-2008 RESTRICTED SHARE UNIT PROGRAM

        This RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD AGREEMENT (the “Award Agreement”), dated as of the ____ day of __________, 2006, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and ______________________ (the “Grantee”), a “Key Employee” under the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the “Plan”).

        WHEREAS, the Plan provides for the award of “Performance Shares” (as defined in the Plan) (which award is referred to as a “Restricted Share Unit” or an “RSU” in the Program and herein) to participants following the attainment of a designated corporate performance goal, and of dividend equivalent rights (“DERs,” as defined in the Plan) with respect to such Restricted Share Units;

        WHEREAS, the Trust’s Executive Compensation and Human Resources Committee (the “Committee”) established the Pennsylvania Real Estate Investment Trust 2006-2008 Restricted Share Unit Program (the “Program”) under the Plan for specified Key Employees under the Plan;

        WHEREAS, the Program designates a corporate performance goal that determines if and the extent to which Shares will become deliverable to a participant in the Program based on his or her Restricted Share Units;

        WHEREAS, the Grantee may defer delivery of his or her Shares (if deliverable) until a later date and, if so deferred, the Grantee will be awarded additional DERs with respect to such Shares; and

        WHEREAS, DERs awarded with respect to Restricted Share Units and deferred Shares will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Share Units and notional shares of the Trust, as applicable (on which DERs will also be awarded), and will be settled in actual shares of the Trust (and in cash to the extent the Grantee’s account holds a fractional Restricted Share Unit or notional share);

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

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1.	Potential Award of Shares
(a) The Grantee is hereby awarded a number of initial “Base Units” (as defined in the Program) equal to ______ Restricted Share Units. The Grantee’s Base Units will increase in number pursuant to the “purchase” of additional Restricted Share Units with DERs, as described in subsections (b) and (e) below.

(b) The Grantee is hereby awarded a DER with respect to each of his or her Base Units, as such number of units may be increased from time to time pursuant to subsection (e) below. If the Grantee makes a deferral election under Section 4(f) of the Program, the Grantee shall also be awarded DERs with respect to each deferred Share.

(c) The Trust hereby promises to deliver to the Grantee the number of Shares that Grantee becomes entitled to under Section 4 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 4(f) of the Program, in which case Shares will be delivered in accordance with such election, the Shares shall be delivered on February 27, 2009 or, in the event of a “Change in Control” (as defined in the Program) prior to January 1, 2009, on the fifth calendar day after the end of the “Measurement Period” (as defined in the Program) (the “Delivery Date”). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect an issued Award Agreement without the written consent of the affected Grantee. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.

(d) Pursuant to Section 4(c) of the Program, if the Grantee‘s employment with the “Employer” (as defined in the Program) terminates for any reason (including death, “Disability Termination” (as defined in the Program), termination for “Good Reason” (as defined in the Program), or termination for reasons other than “Cause” (as defined in the Program) prior to the last day of the Measurement Period, the Grantee, except as set forth in the following sentence, shall forfeit all of the Base Units and all of the Shares that may have become deliverable with respect to such Base Units) subject to the RSU the Participant was granted under the Program. However, (i) this subsection (d) may be amended by the Committee, in the Committee’s sole discretion and subject to Section 4(c) of the Program, and (ii) if the Grantee terminates his or her employment with the Employer for Good Reason or if the Employer terminates the Grantee’s employment for reasons other than Cause, in either case within the one-year period preceding a Change in Control (provided that, if the Change in Control arises from a Business Combination, the one-year period shall be measured from the date of the closing or effectiveness of the Business Combination, as applicable), then the Grantee shall be eligible to receive Shares under the Program as though the Grantee had remained employed by the Employer through the end of the Measurement Period.

(e) DERs awarded with respect to Restricted Share Units will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the “Dividend Date”) during the Measurement Period, multiplied by the Grantee’s Base Units as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional Restricted Share Units at “Share Value” (as defined in the Program), which will be subject to Section 4(a) of the Program, and on which DERs thereafter will also be awarded. The Grantee’s additional Restricted Share Units will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional Restricted Share Unit) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.

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DERs awarded with respect to deferred Shares will also be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a Dividend Date during the deferral period, multiplied by the number of Shares still deferred by the Grantee as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional notional shares at the closing price on the Dividend Date, on which DERs thereafter will also be awarded. The Grantee’s notional shares will be recorded in a bookkeeping account, and will be 100% vested. The Grantee’s notional shares will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional notional share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.

2. Share Certificates. Certificates for Shares delivered pursuant to the Program shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).

3. Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Restricted Share Units or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Program.

4. Withholding of Taxes. The obligation of the Trust to deliver Shares shall be subject to applicable federal, state and local tax withholding requirements. The Grantee, subject to the provisions of the Plan and any withholding rules adopted by the Committee (the “Withholding Rules”), may satisfy the withholding tax, in whole or in part, by electing to have the Trust withhold Shares (or by returning Shares to the Trust). Such Shares shall be valued, for this purpose, at their “Fair Market Value” (as defined in the Plan) on the Delivery Date. Such election must be made in compliance with and subject to the Withholding Rules, and the Trust may not withhold Shares in excess of that number necessary to satisfy the minimum federal, state and local income and Federal Insurance Contributions Act (“FICA”) and Federal Unemployment Tax Act (“FUTA”) tax withholding requirements. The Grantee may elect to have the Trust withhold Shares for this purpose by checking the appropriate box below:

     I    DO     DO     NOT elect to have the Trust withhold the number of Shares

necessary to satisfy the minimum federal, state and local income and FICA and FUTA tax withholding requirements. [This election may be changed upon at least 10 business days’ written notice to the Committee before the Delivery Date.]

5. Share Retention Requirements. For purposes of the share retention requirements of the Trust’s governance guidelines, the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance. However, any share retention requirement that results from this provision shall immediately lapse upon the Participant’s termination of employment with the Employer.

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6. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of laws).

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand and seal, all as of the day and year first above written.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By: _______________________

__________________________
Grantee